UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in its Charter)

1-4694	Delaware	36-1004130
(Commission File Number)	(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2017, R.R. Donnelley & Sons Company (the “Company”), entered into an asset-based revolving credit facility pursuant to an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) by and among the Company, as borrower, and certain of its subsidiaries (the “Guarantors”), as guarantors, the lenders party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent (the “Administrative Agent”). Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., PNC Bank, National Association and Wells Fargo Bank National Association acted as co-syndication agents for the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement amends and restates the Company’s credit agreement, dated as of September 30, 2016, among the Company, certain subsidiaries of the Company, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Existing Credit Agreement”). All amounts outstanding under the Existing Credit Agreement were repaid with borrowings under the Amended and Restated Credit Agreement. The proceeds of the loans under the Amended and Restated Credit Agreement may be used for working capital and general corporate purposes.

The Amended and Restated Credit Agreement provides for a senior secured asset-based revolving credit facility of up to $800,000,000, subject to a borrowing base. The amount available to be borrowed under the Amended and Restated Credit Agreement is equal to the lesser of (a) $800,000,000 and (b) the aggregate amount of accounts receivable, inventory, machinery and equipment and fee-owned real estate of the Company and the Guarantors (collectively, the “Borrowing Base”), subject to certain eligibility criteria and advance rates. The aggregate amount of real estate and machinery and equipment that can be included in the Borrowing Base cannot exceed $200,000,000. The Amended and Restated Credit Agreement is scheduled to mature on September 29, 2022, at which time all outstanding amounts under the Amended and Restated Credit Agreement will be due and payable.

Any borrowings under the Amended and Restated Credit Agreement will bear interest at a rate dependent on the average quarterly availability under the Amended and Restated Credit Agreement and will be calculated according to a base rate or a Eurocurrency rate plus an applicable margin. The applicable margin for base rate loans ranges from 0.25% to 0.50% and the applicable margin for Eurocurrency loans ranges from 1.25% to 1.50%. In addition, an unused line fee is payable quarterly on the unused portion of the amount available to be borrowed under the Amended and Restated Credit Agreement. The unused line fee accrues at a rate of either 0.250% or 0.375% depending upon the average usage of the facility.

The Company’s obligations under the Amended and Restated Credit Agreement are guaranteed by the Guarantors and are secured by a security interest in certain assets of the Company and its domestic subsidiaries, including accounts receivable, inventory, money, deposit accounts, securities accounts, investment property, equipment and, to the extent related to the foregoing, general intangibles, documents, instruments and chattel paper, as well as 65% of the equity interests of their first-tier foreign subsidiaries.

The Amended and Restated Credit Agreement contains customary covenants for transactions of this type including a covenant which requires the Company to maintain a minimum fixed charge coverage ratio under certain circumstances. In addition, the Company’s ability to undertake certain actions, including, among other things, prepay certain junior debt, incur additional unsecured indebtedness and make certain restricted payments depends on satisfaction of certain conditions, including, among other things, meeting minimum availability thresholds under the Amended and Restated Credit Agreement.

The Credit Agreement contains customary events of default such as failure to pay obligations when due, defaults on certain other indebtedness, material breaches of representations and warranties, judgments in excess of $75,000,000 in the aggregate being rendered against the Company or its subsidiaries, the acquisition of 35% or more by any person of any outstanding class of capital stock having ordinary voting power in the election of directors of the Company, the incurrence of certain ERISA liabilities, and any collateral document ceasing to maintain the first priority lien contemplated thereby in an amount in excess of $20,000,000. Upon an event of default, the lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding and foreclose on the collateral. For certain events of default related to insolvency and receivership, the commitments of the Lenders are automatically terminated and all outstanding obligations become immediately due and payable.

Certain of the lenders, agents and other parties to the Amended and Restated Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company and its subsidiaries. Such lenders, agents and other parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services.

The foregoing description of the Amended and Restated Credit Agreement and related matters does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement. A copy of the Amended and Restated Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated by reference under this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated as of September 29, 2017, among R.R. Donnelley and Sons Company, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2017	R.R. DONNELLEY & SONS COMPANY

	By:	/s/ Terry D. Peterson
Terry D. Peterson
Executive Vice President and Chief Financial Officer